                                                                    EXHIBIT 99.1
                                                                    ------------

        COLE NATIONAL CORPORATION SETS APRIL 20TH FOR SPECIAL MEETING OF
            STOCKHOLDERS TO VOTE ON MERGER AGREEMENT WITH LUXOTTICA


         CLEVELAND, OHIO, MARCH 2, 2004 - Cole National Corporation (NYSE: CNJ) today announced that it has scheduled a special meeting of stockholders for April 20, 2004 to consider and vote on the approval of the merger agreement with Luxottica Group S.p.A. As previously announced on January 26, 2004, Cole National and Luxottica have entered into a merger agreement pursuant to which Cole National would become a subsidiary of Luxottica, and Cole National stockholders would receive $22.50 in cash for each of their shares. Stockholders of record of Cole National as of March 12, 2004 will be entitled to vote on the transaction. Cole National plans to mail definitive proxy material to its stockholders relating to the Special Meeting on or about March 17, 2004.

         The merger is subject to approval by the holders of a majority of the outstanding shares of Cole National common stock and the satisfaction of other customary conditions, including compliance with applicable antitrust clearance requirements. On February 27, 2004, Cole National and Luxottica filed pre-merger notifications with the U.S. antitrust authorities pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976. The merger is expected to close in the second half of 2004.

------------------------------------------------------------------------------
ABOUT COLE NATIONAL

Cole National Corporation's vision business, together with Pearle franchisees, has 2,197 locations in the U.S., Canada, Puerto Rico and the Virgin Islands and includes Cole Managed Vision, one of the largest managed vision care benefit providers with multiple provider panels and nearly 20,000 practitioners. Cole's personalized gift business, Things Remembered, serves customers through 728 locations nationwide, catalogs, and the Internet at www.thingsremembered.com. Cole also has a 21% interest in Pearle Europe, which has 1,480 optical stores in Austria, Belgium, Denmark, Estonia, Finland, Germany, Italy, Kuwait, Norway, the Netherlands, Poland, Portugal, Russia and Sweden.

Cole National filed a preliminary proxy statement containing information about the proposed merger with the United States Securities and Exchange Commission (the "SEC") on February 20, 2004. Its stockholders are urged to read the definitive proxy statement when it becomes available, because it will contain important information. Stockholders may obtain, free of charge, a copy of the definitive proxy statement (when it is available) and other documents filed by Cole National with the SEC at the SEC's website, www.sec.gov. In addition, documents filed with the SEC by Cole National will be available free of charge from the company.

Cole National and its directors and executive officers and certain other of its employees may be soliciting proxies from stockholders of Cole National in favor of the proposed transaction. Information concerning the participants in the proxy solicitation is set forth in the preliminary proxy statement as filed with the SEC.

SAFE HARBOR STATEMENT
Certain statements in this press release may constitute "forward looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Such statements involve risks, uncertainties and other factors that could cause actual results to differ materially from those which are anticipated. Such risks and uncertainties include, but are not limited to, risks that the merger will not be completed, risks that regulatory or stockholder approval may not be obtained, legislative or regulatory developments that could have the effect of delaying or preventing the merger, uncertainty as to the timing of obtaining regulatory approvals, as well as other risks referred to in Cole National's filings with the Securities and Exchange Commission. These forward-looking statements are made as of the date hereof, and Cole National assumes no obligation to update them.